UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Shaul Hamelech Street, 5th Floor, Tel Aviv, Israel	61181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972-077-202-5444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2010, we issued the following shares:

We issued to the following current and former members of our board of directors the following number of shares of common stock in lieu of accrued director fees that were owed to each of them:

Messrs. Amir Elbaz, Avner Raanan and Nissan Caspi - 1,320,000 shares each
Mr. Hezy Ram - 1,200,000 shares

We issued to Mr. Asi Shalgi a total of 11,425,000 shares in lieu of unpaid salary and expenses from April 2009 owed to Mr. Shalgi under his employment agreement with Global Energy.

We issued to Mr. Amir Elbaz 5,000,000 shares in lieu of cash fees owed to him in connection with his services in the YA Global investment in Global Energy under the Consulting Services, Compensation Agreement and Non Circumvent Agreement with us, dated May 22, 2008, and 6,600,000 shares in lieu of cash fees owned to him under his Consulting Agreement with Global Energy, dated January 1, 2009.

We issued to Mr. Doron Latzer 1,000,000 shares for his services to Global Energy in connection with the investment in Global Energy made by Yuval Ganot and Noam Elimelech Ltd.

We issued the securities to these individuals pursuant to the exemption from registration provided for under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

By:	/s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer

Date: June 2, 2010